Exhibit 99.1

Cogentix Medical Reports Fourth Quarter and Full Year Fiscal 2015 Results

~ Fourth Quarter Revenue Growth of 10% ~
~ Pro Forma Combined Fourth Quarter Revenue Growth of 12% ~

MINNEAPOLIS, MN, May 14, 2015 – Cogentix Medical, Inc. (NASDAQ: CGNT), a global medical device company with innovative and proprietary products serving urology and airway management markets, today announced results for the fiscal fourth quarter and full year ended March 31, 2015.

On March 31, 2015, Uroplasty, Inc. (NASDAQ: UPI) and Vision-Sciences, Inc. (NASDAQ: VSCI) completed an all-stock merger creating Cogentix Medical, Inc. (the “Company”).  The merger was accounted for as a reverse merger with Uroplasty being deemed the accounting acquirer while Vision-Sciences was the legal acquirer.  Consistent with Uroplasty being deemed the accounting acquirer under generally accepted accounting principles (“GAAP”), the reported basis for the financial presentation of the Company’s fourth quarter and full year statements of operations includes only the former Uroplasty operations, and the Company’s balance sheet as of March 31, 2015 includes the historical balance sheet of Uroplasty plus the balance sheet of Vision-Sciences adjusted to fair market value, in accordance with GAAP.  Historical pro forma combined financial measures, which are non-GAAP, are provided solely for illustrative purposes and reflect the combined results of each predecessor company without regard to any purchase price adjustments.

Fourth Quarter and Fiscal 2015 Overview

•	Fourth quarter reported revenue of $7.0 million increased 10% from the year ago period
•	Fourth quarter pro forma combined revenue of $12.7 million increased 12% from the year ago period
•	Fourth quarter revenue of Uroplasty’s Urgent PC and Vision-Sciences’ Urology products increased 16% and 28% from the year ago period, respectively
•	Fiscal 2015 pro forma revenue of $45.0 million increased 8% from the year ago period; includes revenue from Uroplasty and Vision-Sciences products of $26.5 million and $18.5 million, respectively
•	Pro forma gross margin for the fourth quarter and Fiscal 2015 of 66.2% and 66.5%, respectively

"Just six weeks into the creation of our new company, our team has already started executing on the opportunities created by combining the two complementary organizations that now represent Cogentix,”  said Rob Kill, President and CEO of Cogentix Medical. "We look forward to extending the sales execution that we demonstrated with the Company’s Urgent PC technology in fiscal 2015 to our new EndoSheath technology platform, a proprietary and previously under-marketed technology for the urology market. Our goal is to become a more meaningful partner to our physician customers by offering innovative technologies that add value to their practices, and in doing so, accelerate revenue growth and create value for all of our stakeholders.”

Financial Results - Reported Basis

For the fiscal fourth quarter of 2015, total revenue of $7.0 million represented an increase of 10% as compared to $6.4 million in the prior year period. These results include global Urgent PC growth of 16% to $4.8 million in the fiscal fourth quarter of 2015 as compared to revenue of $4.1 million in the prior year period.  Global Macroplastique revenue increased 5% to $2.0 million as compared to $1.9 million in the same period of the prior year. The negative impact of changes in foreign currency exchange rates reduced fiscal fourth quarter total revenue by $0.3 million.  On a constant currency basis, overall growth was 14% in the fourth quarter, with Urgent PC growth of 19% and Macroplastique growth of 8%.

Gross margin in the fourth quarter was 88.6%, an increase of 90 basis points over the same period of the prior year.  Operating loss in the quarter totaled $2.3 million, including $1.6 million of merger-related costs and $0.4 million of non-cash items.  Cash operating loss excluding merger-related costs (a non-GAAP measure) totaled $0.3 million for the quarter.

For fiscal year 2015, revenue totaled $26.5 million, which represented an increase of 8% as compared to $24.6 million in the prior year period. These results include global Urgent PC growth of 17% to $17.5 million in fiscal 2015, while global Macroplastique revenue declined 5% to $8.0 million in fiscal 2015.  On a constant currency basis, overall growth was 9% in fiscal year 2015, which is consistent with the guidance range provided at the start of the year.

Gross margin for fiscal 2015 was 88.2%, an increase of 60 basis points over fiscal 2014.  Operating loss in fiscal 2015 totaled $7.6 million, including $2.4 million of merger-related costs and $1.8 million of non-cash items.  Cash operating loss excluding merger-related costs (a non-GAAP measure) totaled $3.4 million for fiscal 2015.

Cash and cash equivalents were $9.3 million as of March 31, 2015. The fair value of Company’s related party debt is $22.5 million and the fair value of amortizable identifiable intangibles is $13.7 million, resulting in goodwill of $18.8 million.

Financial Results - Pro Forma Combined Basis

The following pro forma combined information is the sum of the historical results of Uroplasty and Vision-Sciences, assuming the merger occurred at the start of the earliest period reported.  This pro forma combined information does not take into account any purchase price adjustments and is non-GAAP financial information.

Pro forma combined revenue for the fiscal fourth quarter of 2015 totaled $12.7 million, an increase of 12% or $1.3 million over the same period of the prior year.  Revenue from the products of Uroplasty totaled $7.0 million and grew 10% over the prior period as discussed above.  Revenue from the products of Vision-Sciences totaled $5.7 million, representing growth of $0.7 million or 14%, driven by growth of $0.7 million or 28% in urology applications.

Pro forma combined gross profit in the fourth quarter was $8.4 million, representing a gross margin of 66.2%.  Pro forma combined operating loss in the quarter totaled $6.1 million, including $3.3 million of merger-related costs and $2.3 million of non-cash items.  Cash operating loss excluding merger-related costs totaled $0.4 million for the quarter.

Pro forma combined revenue for fiscal 2015 totaled $45.0 million, an increase of 8% or $3.3 million over fiscal 2014.  Revenue from the products of Uroplasty totaled $26.5 million and grew 8% over the prior period as discussed above.  Revenue from the products of Vision-Sciences totaled $18.5 million, representing growth of $1.3 million or 8%.

Pro forma combined gross profit for fiscal 2015 was $29.9 million, representing a gross margin of 66.5%.  Pro forma combined operating loss for fiscal 2015 totaled $16.2 million, including $4.6 million of merger-related costs and $4.8 million of non-cash items.  Cash operating loss excluding merger-related costs totaled $6.8 million for fiscal 2015.

Outlook

The Company provided the following updated guidance:

▪	Total revenue in the range of $49.0 million to $51.0 million in fiscal 2016
▪	Cost synergies of approximately $3.0 million in fiscal 2016, exclusive of non-cash purchase price accounting adjustments such as amortization of identifiable intangibles
▪	Cash operating loss, excluding merger-related costs, in the range of $2.0 million to $3.0 million in fiscal 2016
▪	Cash flow positive for the fiscal year ended March 31, 2017

Conference Call

Cogentix Medical will host a conference call and webcast today at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) to discuss these results. Rob Kill, President and Chief Executive Officer, and Brett Reynolds, SVP and Chief Financial Officer, will host the call. Individuals wishing to participate in the conference call should dial 888-539-3678. No passcode is necessary.  To access a live webcast of the call, go to the Cogentix Medical website at www.cogentixmedical.com and click on the Investors section.

An audio replay will be available for 30 days following the call at 888-203-1112 with the passcode 3955010.  An archived webcast will also be available at ir.cogentixmedical.com.

About Cogentix Medical
Cogentix Medical, Inc., headquartered in Minnetonka, Minnesota, with operations in New York, Massachusetts, The Netherlands and the United Kingdom, is a global medical device company.  We design, develop, manufacture and market products for flexible endoscopy with our unique product lines featuring a streamlined visualization system and proprietary sterile disposable microbial barrier, known as EndoSheath technology, providing users with efficient and cost effective endoscope turnover while enhancing patient safety.  We also commercialize the Urgent® PC Neuromodulation System, an FDA-cleared device that delivers percutaneous tibial nerve stimulation (PTNS) for the office-based treatment of overactive bladder (OAB).  OAB is a chronic condition that affects approximately 42 million U.S. adults.  The symptoms include urinary urgency, frequency and urge incontinence.  We also offer Macroplastique®, an injectable urethral bulking agent for the treatment of adult female stress urinary incontinence primarily due to intrinsic sphincter deficiency.  For more information on Cogentix Medical and our products, please visit us at www.cogentixmedical.com.

For Further Information:
Cogentix Medical, Inc.
Brett Reynolds, SVP and CFO
952-426-6152

EVC Group
Doug Sherk/Brian Moore (Investors)
415-652-9100/310-579-6199

Cautionary Statements Related to Forward-Looking Statements

This press release includes forward-looking statements.  These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning.  Forward-looking statements in this press release include, but are not limited to, statements about the benefits of the merger; expected revenue growth rates; and the company’s plans, objectives, expectations and intentions with respect to future operations, products and services.  Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.  Applicable risks and uncertainties include, among others, the effects of industry, economic or political conditions outside of either company’s control; the failure to realize synergies and cost-savings from the merger transaction or delay in realization thereof; the businesses of Uroplasty and Vision-Sciences may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on the combined company’s respective business relationships with third parties; transaction and merger-related costs; actual or contingent liabilities; the adequacy of the combined company’s capital resources; and the risks identified under the heading “Risk Factors” in the joint proxy statement/prospectus filed with the Securities and Exchange Commission (“SEC”) on February 23, 2015, in Uroplasty’s Annual Report on Form 10-K, for the fiscal year ended March 31, 2014, filed with the SEC on June 9, 2014, and Vision-Sciences’ Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed with the SEC on May 30, 2014, as well as Uroplasty’s and Vision-Sciences’ subsequent Quarterly Reports on Form 10-Q and other information filed by each company with the SEC.  Cogentix Medical cautions investors not to place considerable reliance on the forward-looking statements contained in this press release.  You are encouraged to read Uroplasty’s and Cogentix Medical’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this release, and Cogentix Medical undertakes no obligation to update or revise any of these statements.  Cogentix Medical businesses are subject to substantial risks and uncertainties, including those referenced above.  Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

COGENTIX MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2015	2014	2015	2014
(dollars in thousands except per share data)
Net sales	$7,020	$6,361	$26,526	$24,577
Cost of goods sold	802	782	3,125	3,050

Gross profit	6,218	5,579	23,401	21,527

Operating expenses
General and administrative	2,807	1,356	7,956	6,522
Research and development	625	717	2,851	2,151
Selling and marketing	5,103	4,625	20,211	18,122
Amortization	7	8	31	30
	8,542	6,706	31,049	26,825

Operating loss	(2,324)	(1,127)	(7,648)	(5,298)

Other income (expense)
Interest income	2	3	8	22
Interest expense	-	-	-	-
Foreign currency exchange gain (loss)	(1)	-	(4)	(5)
	1	3	4	17

Loss before income taxes	(2,323)	(1,124)	(7,644)	(5,281)

Income tax expense	10	22	65	72

Net loss	$(2,333)	$(1,146)	$(7,709)	$(5,353)

Basic and diluted net loss per common share	(0.15)	$(0.07)	(0.49)	$(0.35)

Weighted average common shares outstanding:	15,745	15,526	15,753	15,345
Basic and diluted

COGENTIX MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2015	March 31, 2014
(dollars in thousands)
Assets
Current assets:
Cash and cash equivalents	$9,262	$8,682
Short-term investments	-	3,451
Accounts receivable, net	7,306	2,875
Inventories	4,827	517
Other	747	507
Total current assets	22,142	16,032

Property, plant, and equipment, net	1,816	998
Intangible assets, net	32,596	120
Prepaid pension assets	-	1
Deferred tax assets	199	150
Total assets	$56,753	$17,301

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,989	$905
Current portion – deferred rent	-	3
Income tax payable	26	22
Accrued liabilities:
Compensation	2,614	2,000
Other	3,653	479

Total current liabilities	10,282	3,409

Accrued pension liability	956	678
Convertible debt – related party, net	22,530	-
Other	237	-

Total liabilities	34,005	4,087

Total shareholders’ equity	22,748	13,214

Total liabilities and shareholders’ equity	$56,753	$17,301

Non-GAAP Pro forma Financial Information:

The two tables set forth below titled “Pro forma Combined Revenue (Unaudited)” provide the non-GAAP, pro forma combined revenue as if Vision-Sciences and Uroplasty had merged as of the earliest reported date and is the sum of the historical results of each predecessor company.  This non-GAAP, pro forma information does not take into account any purchase price adjustments.  The row labeled “Former UPI Revenue” within such tables reflects the GAAP revenue of the Company.

The four tables set forth below entitled “Pro forma Combined Statements of Operations (Unaudited)” provide the non-GAAP, pro forma combined statement of operations of Vision-Sciences and Uroplasty as if they had merged as of the earliest reported date and is the sum of the historical results of each predecessor company.  Such tables reconcile the Company’s operating loss calculated in accordance with GAAP to non-GAAP financial measures that exclude non-cash charges for share-based compensation, long-term incentive plan, depreciation and amortization as well as merger-related costs.

The non-GAAP, pro forma combined financial information used by management and disclosed by us is not a substitute for, nor superior to, financial information and consolidated financial results calculated in accordance with GAAP, and you should carefully evaluate our reconciliations to non-GAAP.  We may calculate our non-GAAP, pro forma combined financial information differently from similarly titled measures used by other companies.  Therefore, our non-GAAP, pro forma combined financial information may not be comparable to those used by other companies.  We have described the reconciliations of each of our non-GAAP, pro forma combined financial information described above to the most directly comparable GAAP financial measures.

We use this non-GAAP financial information, and in particular non-GAAP operating loss, for internal managerial purposes because we believe such measures are one important indicator of the strength and the operating performance of our business.  Analysts and investors frequently ask us for this information.  We believe that they use this information to evaluate the overall operating performance of companies in our industry, including as a means of comparing period-to-period results and as a means of evaluating our results with those of other companies.

COGENTIX MEDICAL, INC. AND SUBSIDIARIES
PRO FORMA COMBINED REVENUE (UNAUDITED)
(NON-GAAP)
FOURTH QUARTER ENDED MARCH 31,
(dollars in thousands)

Market/Product	FY15	FY14	$ Change	% Change
Urology	$3,375	$2,629	$746	28.4%
Airway Mgmt. / Industrial	2,290	2,352	(62)	(2.6%)
Former VSCI Revenue	5,665	4,981	684	13.7%

MPQ	1,984	1,898	86	4.5%
UPC	4,798	4,134	664	16.1%
Other	238	329	(91)	(27.7%)
Former UPI Revenue	7,020	6,361	659	10.4%

Combined Revenue	$12,685	$11,342	$1,343	11.8%

COGENTIX MEDICAL, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
(NON-GAAP)
FOURTH QUARTER ENDED MARCH 31,

(dollars in thousands)	FY15	FY14	$ Change	% Change
Revenue	$12,685	$11,342	$1,343	11.8%
Gross profit	8,398	6,424	1,974	30.7%
	66.2%	56.6%

Operating costs	11,141	9,845	1,296	13.2%
Merger-related costs	3,324	-	3,324	n/	m
Operating loss	(6,067)	(3,421)	(2,646)	77.4%
Non cash costs	2,316	673	1,643	n/	m
Merger-related costs	3,324	-	3,324	n/	m
Cash operating loss, excluding merger-related costs	$(427)	$(2,748)	$2,321	(84.5%)

COGENTIX MEDICAL, INC. AND SUBSIDIARIES
PRO FORMA COMBINED REVENUE (UNAUDITED)
(NON-GAAP)
YEAR ENDED MARCH 31,
(dollars in thousands)

Market/Product	FY15	FY14	$ Change	% Change
Urology	$9,737	$8,976	$761	8.5%
Airway Mgmt. / Industrial	8,710	8,132	578	7.1%
Former VSCI Revenue	18,447	17,108	1,339	7.8%

MPQ	7,964	8,369	(405)	(4.8%)
UPC	17,532	15,013	2,519	16.8%
Other	1,030	1,195	(165)	(13.8%)
Former UPI Revenue	26,526	24,577	1,949	7.9%

Combined Revenue	$44,973	$41,685	$3,288	7.9%

COGENTIX MEDICAL, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
(NON-GAAP)
YEAR ENDED MARCH 31,

(dollars in thousands)	FY15	FY14	$ Change	% Change
Revenue	$44,973	$41,685	$3,288	7.9%
Gross Profit	29,890	26,025	3,869	14.9%
	66.5%	62.4%		4.0%

Operating costs	41,439	38,767	2,672	6.9%
Merger-related costs	4,608	-	4,608	n/	m
Operating loss	(16,157)	(12,742)	(3,415)	26.8%
Non cash costs	4,761	3,178	1,583	n/	m
Merger-related costs	4,608		4,608	n/	m
Cash operating loss, excluding merger-related costs	$(6,788)	$(9,564)	$2,776	(29.0%)

COGENTIX MEDICAL, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
(NON-GAAP)
FOURTH QUARTER ENDED MARCH 31,

	FY15			FY14
(dollars in thousands)	UPI	VSCI	CGNT	UPI	VSCI	CGNT
Revenue	7,020	5,665	12,685	6,361	4,981	11,342
Gross Profit	6,218	2,178	8,396	5,579	845	6,424
GM	88.6%	38.4%	66.2%	87.7%	17.0%	56.6%

Operating costs	6,962	4,179	11,141	6,706	3,139	9,845
Merger-related costs	1,580	1,744	3,324	-	-	-
Operating loss	(2,324)	(3,745)	(6,069)	(1,127)	(2,294)	(3,421)
Non cash costs	440	1,876	2,316	314	359	673
Merger-related costs	1,580	1,744	3,324	-	-	-
Cash operating loss, excluding merger-related costs	(304)	(125)	(429)	(813)	(1,935)	(2,748)

COGENTIX MEDICAL, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
(NON-GAAP)
YEAR ENDED MARCH 31

	FY15			FY14
(dollars in thousands)	UPI	VSCI	CGNT	UPI	VSCI	CGNT
Revenue	26,526	18,447	44,973	24,577	17,108	41,685
Gross Profit	23,401	6,489	29,890	21,527	4,498	26,025
GM	88.2%	35.2%	66.5%	87.6%	26.3%	62.4%

Operating costs	28,649	12,790	41,439	26,825	11,942	38,767
Merger-related costs	2,400	2,208	4,608	-	-	-
Operating loss	(7,648)	(8,509)	(16,157)	(5,298)	(7,444)	(12,742)
Non cash costs	1,857	2,904	4,761	1,789	1,389	3,178
Merger-related costs	2,400	2,208	4,608	-	-	-
Cash operating loss, excluding merger-related costs	(3,391)	(3,397)	(6,788)	(3,509)	(6,055)	(9,564)